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                                                                 EXHIBIT 23(a)



                      [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]




                         CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in the registration statement of
Protective Life Corporation on Form S-3 (File No. 333-             ) of our
reports dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation and subsidiaries (the Company) as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts."




                                                    PricewaterhouseCoopers LLP

Birmingham, Alabama

June 16, 1999